Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
Mary Ellen Fowler
Senior Vice President and Treasurer
443-285-5450
maryellen.fowler@copt.com

CORPORATE OFFICE PROPERTIES TRUST

REPORTS SECOND QUARTER 2009 RESULTS

COLUMBIA, MD July 29, 2009 — Corporate Office Properties Trust (COPT) (NYSE: OFC) announced today financial and operating results for the quarter ended June 30, 2009.

Highlights

•                  14% increase in diluted Funds from Operations (“FFO”) per share to $.67 or $46.9 million of FFO for the second quarter 2009 from $.59 per share or $37.8 million of FFO for the second quarter 2008.

•                  29% increase in diluted earnings per share (“Diluted EPS”) to $.22 or $12.6 million of net income available to common shareholders for the second quarter 2009 as compared to $.17 per diluted share or $8.1 million of net income available to common shareholders for the second quarter 2008.

•                  46% increase in diluted Adjusted Funds from Operations available to common share and common unit holders (“Diluted AFFO”) to $36.2 million for the second quarter 2009 as compared to $24.8 million for the second quarter 2008.

•                  92.3% occupied and 93.2% leased for our wholly-owned portfolio as of June 30, 2009.

•                  70% renewal rate on expiring leases for second quarter 2009, with an 11% increase in total straight-line rents for renewed space.

•                  5% increase in same office property cash NOI for the quarter compared to the second quarter 2008. The Company’s same office portfolio for the quarter ended June 30, 2009 represents 92% of the rentable square feet of its consolidated portfolio and consists of 228 properties.

“Continuing our strong 2009 performance, the Company had an excellent second quarter and is well positioned for the second half of 2009. Real estate is a lagging indicator, therefore the full impact of the recession has not yet been felt in the real estate markets. In anticipation of this trend, we have strengthened our financial position with no debt maturing for the remainder of 2009 and continue to tighten operating expenses,” stated Randall M. Griffin, President and Chief Executive Officer, Corporate Office Properties Trust. “We are well positioned to accelerate product to meet the imminent demand in several of our markets resulting from BRAC and the cyber initiative,” he stated.

Financial Ratios

Diluted FFO payout ratio for the six months ended June 30, 2009 was 56% as compared to 59% for the six months ended June 30, 2008. Diluted AFFO payout ratio for the six months ended June 30, 2009 was 66% as compared to 77% for the six months ended June 30, 2008.

As of June 30, 2009, the Company had a total market capitalization of $3.9 billion, with $1.8 billion in debt outstanding, equating to a 47% debt to total market capitalization ratio.

As of June 30, 2009, the Company’s weighted average interest rate was 4.7% and the Company had 74% of the total debt subject to fixed interest rates.

For the second quarter 2009, the Company’s EBITDA to interest coverage ratio was 3.7x, and the EBITDA fixed charge coverage ratio was 3.0x.

Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the tables that follow the text of this press release.

Operating Results

At June 30, 2009, the Company’s wholly-owned portfolio of 243 office properties totaled 18.7 million square feet. The weighted average remaining lease term for the portfolio was 4.7 years and the average rental rate (including tenant reimbursements) was $23.12 per square foot.

For the quarter ended June 30, 2009, 499,000 square feet was renewed equating to a 70% renewal rate, at an average committed cost of $9.42 per square foot. Total rent on renewed space increased 11% on a straight-line basis, as measured from the straight-line rent in effect preceding the renewal date and remained flat on a cash basis. For renewed and retenanted space of 630,000 square feet, total straight-line rent increased 8% and total rent on a cash basis decreased 4%. The average committed cost for renewed and retenanted space was $10.79 per square foot.

Development Activity

At June 30, 2009, the Company had 2.4 million square feet under construction, development and redevelopment for a total projected cost of $498.9 million.

The Company’s land inventory (wholly-owned and joint venture) at June 30, 2009 totaled 1,827 acres that can support 16.2 million square feet of development.

During the quarter, the Company placed into service 175,000 square feet located in three newly-constructed properties.

Financing and Capital Transactions

The Company executed the following transactions during the quarter:

•                  Issued approximately 3.0 million common shares in an underwritten public offering made in conjunction with the Company’s inclusion in the S&P MidCap 400 Index on April 1, 2009. The shares were issued at a public offering price of $24.35 per share for net proceeds after underwriting discounts but before offering expenses of $72.1 million. The net proceeds were used to pay down the Company’s Revolving Credit Facility and for general corporate purposes.

•                  Closed on a $50.0 million secured loan with a five-year term that carries interest at LIBOR plus 3.0% (subject to a LIBOR floor of 2.5%). The proceeds were used to repay the Company’s maturing debt and pay down its Revolving Credit Facility.

•                  Closed on a $23.4 million joint venture construction loan with a two-year term and the right to extend for an additional year that carries interest at LIBOR plus 2.75%. The proceeds were used to pay down the Company’s Revolving Credit Facility.

Subsequent Event

The Company repaid its remaining 2009 maturing debt of approximately $22.5 million using proceeds from its unsecured credit facility and closed on a $90.0 million secured loan with a five-year term that carries interest at 7.25%. Most of the proceeds were used to pay down the Company’s Revolving Credit Facility.

Earnings Guidance

The Company revised its 2009 diluted EPS guidance from a range of $.70 to $.80 to a range of $.59 to $.67 per diluted share.

The Company revised its 2009 diluted FFO per share guidance from a range of $2.41 to $2.51 to a range of $2.43 to $2.51, representing growth of 2% to 5% compared to 2008 diluted FFO per share, as adjusted, of $2.38. The adjusted 2008 results reflect the change in accounting for exchangeable debt as required by the adoption of the FSP regarding APB 14-1 and excludes gains on extinguishment of exchangeable notes.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call (within the United States)

Date:	Thursday, July 30, 2009

Time:	11:00 a.m. Eastern Time

Telephone Number:	888-679-8034

Passcode:	24073962

Conference Call (outside the United States)

Date:	Thursday, July 30, 2009

Time:	11:00 a.m. Eastern Time

Telephone Number:	617-213-4847

Passcode:	24073962

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link: https://www.theconferencingservice.com/prereg/key.process?key=PN9KBNJAM

You may also pre-register in the Investor Relations section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call. A replay of this call will be available beginning Thursday, July 30 at 3:00 p.m. Eastern Time through Thursday, August 13 at midnight Eastern Time. To access the replay within in the United States, please call 888-286-8010 and use passcode 48082544. To access the replay outside the United States, please call 617-801-6888 and use passcode 48082544.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

Please refer to our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) (NYSE: OFC) is a specialty office real estate investment trust (REIT) that focuses on strategic customer relationships and specialized tenant requirements in the U.S. Government, Defense Information Technology and Data sectors. The Company acquires, develops, manages and leases properties which are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in growth corridors. As of June 30, 2009, the Company owned 262 office and data properties totaling 19.6 million rentable square feet, which includes 19 properties totaling 852,000 square feet held through joint ventures. The Company’s portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. COPT is an S&P MidCap 400 company and more information can be found at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on  favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•                  governmental actions and initiatives; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues
Real estate revenues	$105,718	$97,946	$212,562	$194,948
Service operations revenues	103,324	22,424	178,213	33,038
Total revenues	209,042	120,370	390,775	227,986
Expenses
Property operating expenses	37,162	33,957	76,195	68,499
Depreciation and other amortization associated with real estate operations	28,708	24,955	55,199	49,847
Service operations expenses	101,161	21,926	174,484	32,433
General and administrative expenses	5,834	5,934	11,377	11,704
Business development expenses	446	102	1,092	265
Total operating expenses	173,311	86,874	318,347	162,748
Operating income	35,731	33,496	72,428	65,238
Interest expense	(18,678)	(21,162)	(38,102)	(43,077)
Interest and other income	1,252	170	2,330	365
Income from continuing operations before equity in loss of unconsolidated entities and income taxes	18,305	12,504	36,656	22,526
Equity in loss of unconsolidated entities	(202)	(56)	(317)	(110)
Income tax (expense) benefit	(52)	107	(122)	(5)
Income from continuing operations	18,051	12,555	36,217	22,411
Discontinued operations	—	1,314	—	2,580
Income before gain on sales of real estate	18,051	13,869	36,217	24,991
Gain on sales of real estate, net of income taxes	—	41	—	1,100
Net income	18,051	13,910	36,217	26,091
Less net income attributable to noncontrolling interests
Common units in the Operating Partnership	(1,272)	(1,461)	(3,076)	(2,663)
Preferred units in the Operating Partnership	(165)	(165)	(330)	(330)
Other	25	(122)	(25)	(222)
Net income attributable to COPT	16,639	12,162	32,786	22,876
Preferred share dividends	(4,026)	(4,026)	(8,051)	(8,051)
Net income attributable to COPT common shareholders	$12,613	$8,136	$24,735	$14,825

Earnings per share “EPS” computation:
Numerator for diluted EPS:
Net income available to common shareholders	$12,613	$8,136	$24,735	$14,825
Amount allocable to restricted shares	(242)	(166)	(510)	(336)
Numerator for diluted EPS	12,371	7,970	24,225	14,489

Denominator:
Weighted average common shares - basic	56,637	47,110	54,296	47,055
Dilutive effect of stock option awards	546	790	522	746
Weighted average common shares - diluted	57,183	47,900	54,818	47,801

Diluted EPS	$0.22	$0.17	$0.44	$0.30

Corporate Office Properties Trust

Summary  Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

Three Months Ended June 30,	Six Months Ended June 30,
2009	2008	2009	2008

Net income	$18,051	$13,910	$36,217	$26,091
Add: Real estate-related depreciation and amortization	28,708	24,955	55,199	49,899
Add: Depreciation and amortization on unconsolidated real estate entities	161	163	321	327
Less: Gain on sales of operating properties, net of income taxes	—	(1,250)	—	(2,630)
Funds from operations (“FFO”)	46,920	37,778	91,737	73,687
Less: Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(330)	(330)
Less: Noncontrolling interests - other consolidated entities	25	(122)	(25)	(222)
Less: Preferred share dividends	(4,026)	(4,026)	(8,051)	(8,051)
Less: Depreciation and amortization allocable to noncontrolling interests in other consolidated entities	(107)	(75)	(160)	(124)
Less: Basic and diluted FFO allocable to restricted shares	(450)	(308)	(903)	(582)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	42,197	33,082	82,268	64,378
Less: Straight-line rent adjustments	(1,718)	(2,778)	(2,858)	(5,434)
Less: Amortization of deferred market rental revenue	(616)	(458)	(996)	(903)
Less: Recurring capital expenditures	(4,383)	(5,821)	(10,266)	(10,603)
Add: Amortization of discount on Exchangeable Senior Notes, net of amounts capitalized	723	815	1,421	1,618
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$36,203	$24,840	$69,569	$49,056

Weighted average shares
Weighted average common shares	56,637	47,110	54,296	47,055
Conversion of weighted average common units	5,483	8,151	6,363	8,153
Weighted average common shares/units - basic FFO per share	62,120	55,261	60,659	55,208
Dilutive effect of share-based compensation awards	546	790	522	746
Weighted average common shares/units - diluted FFO per share	62,666	56,051	61,181	55,954

Diluted FFO per share	$0.67	$0.59	$1.34	$1.15
Dividends/distributions per common share/unit	$0.3725	$0.3400	$0.7450	$0.6800
Earnings payout ratio	171.2%	199.1%	169.2%	218.3%
Diluted FFO payout ratio	55.7%	57.3%	55.7%	58.9%
Diluted AFFO payout ratio	64.9%	76.4%	65.9%	77.3%
EBITDA interest coverage ratio	3.73	x	2.97	x	3.62	x	2.91	x
EBITDA fixed charge coverage ratio	3.01	x	2.46	x	2.93	x	2.42	x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	57,183	47,900	54,818	47,801
Weighted average common units	5,483	8,151	6,363	8,153
Denominator for diluted FFO per share	62,666	56,051	61,181	55,954

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars and shares in thousands, except per share data)

	June 30,	December 31,
	2009	2008
Balance Sheet Data (in thousands) (as of period end)
Properties, net of accumulated depreciation	$2,854,136	$2,778,466
Total assets	3,198,675	3,114,239
Debt	1,831,713	1,856,751
Total liabilities	2,052,268	2,031,816
Beneficiaries’ equity	1,146,407	1,082,423

Debt to total assets	57.3%	59.6%
Debt to undepreciated book value of real estate assets	55.2%	57.8%
Debt to total market capitalization	46.9%	47.4%

Property Data (wholly owned properties) (as of period end)
Number of operating properties owned	243	238
Total net rentable square feet owned (in thousands)	18,740	18,462
Occupancy	92.3%	93.2%

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$3,198,675	$3,114,239
Assets other than assets included in properties, net	(344,539)	(335,773)
Accumulated depreciation on real estate assets	382,385	343,110
Intangible assets on real estate acquisitions, net	81,090	91,848
Denominator for debt to undepreciated book value of real estate assets	$3,317,611	$3,213,424

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$3,826	$4,731	$8,051	$8,578
Total capital improvements on operating properties	2,323	2,631	3,836	3,648
Total leasing costs on operating properties	950	520	2,576	1,765
Less: Nonrecurring tenant improvements and incentives on operating properties	(2,028)	(1,287)	(2,069)	(2,082)
Less: Nonrecurring capital improvements on operating properties	(694)	(866)	(1,282)	(1,368)
Less: Nonrecurring leasing costs incurred on operating properties	(16)	(22)	(916)	(52)
Add: Recurring improvements on operating properties held through joint ventures	22	114	70	114
Recurring capital expenditures	$4,383	$5,821	$10,266	$10,603

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Reconciliation of dividends for earnings payout ratio to dividends and distributions for FFO & AFFO payout ratio
Common share dividends for earnings payout ratio	$21,597	$16,197	$41,861	$32,370
Common unit distributions	1,894	2,772	3,979	5,543
Dividends and distributions for FFO & AFFO payout ratio	$23,491	$18,969	$45,840	$37,913

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$18,051	$13,910	$36,217	$26,091
Interest expense on continuing operations	18,678	21,162	38,102	43,077
Interest expense on discontinued operations	—	10	—	51
Income tax expense (benefit)	52	(102)	122	583
Real estate-related depreciation and amortization	28,708	24,955	55,199	49,899
Depreciation of furniture, fixtures and equipment	415	392	803	776
EBITDA	$65,904	$60,327	$130,443	$120,477

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-EBITDA and fixed charge coverage-EBITDA
Interest expense from continuing operations	$18,678	$21,162	$38,102	$43,077
Interest expense from discontinued operations	—	10	—	51
Less amortization of deferred financing costs	(1,009)	(885)	(2,033)	(1,662)
Denominator for interest coverage-EBITDA	17,669	20,287	36,069	41,466
Preferred share dividends	4,026	4,026	8,051	8,051
Preferred unit distributions	165	165	330	330
Denominator for fixed charge coverage-EBITDA	$21,860	$24,478	$44,450	$49,847

Reconciliation of same property net operating income to same office property cash net operating income and same office property cash net operating income, excluding gross lease termination fees
Same office property net operating income	$64,988	$62,796	$128,415	$123,218
Less: Straight-line rent adjustments	(860)	(2,014)	(1,229)	(4,123)
Less: Amortization of deferred market rental revenue	(446)	(362)	(655)	(733)
Same office property cash net operating income	$63,682	$60,420	$126,531	$118,362
Less: Lease termination fees, gross	(558)	(59)	(4,218)	(158)
Same office property cash net operating income, excluding gross lease termination fees	$63,124	$60,361	$122,313	$118,204

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

Reconciliation of projected diluted EPS to projected diluted FFO per share

	Year Ending
	December 31, 2009
	Low	High
Reconciliation of numerators
Numerator for projected diluted EPS	$33,174	$37,714
Real estate-related depreciation and amortization (1)	114,783	114,783
Minority interests-common units	3,597	4,082
Incremental FFO allocable to restricted shares	(754)	(779)
Numerator for projected diluted FFO per share	$150,800	$155,800

Reconciliation of denominators
Denominator for projected diluted EPS	56,334	56,334
Weighted average common units	5,726	5,726
Denominator for projected diluted FFO per share	62,060	62,060

Projected diluted EPS	$0.59	$0.67
Projected diluted FFO per share	$2.43	$2.51

(1)	The estimate of real estate-related depreciation and amortization excludes any impact of potential write-offs resulting from lease terminations.

Top Twenty Office Tenants of Wholly Owned Properties as of June 30, 2009 (1)

(Dollars in thousands)

			Percentage of	Total	Percentage	Weighted
		Total	Total	Annualized	of Total	Average
	Number of	Occupied	Occupied	Rental	Annualized Rental	Remaining
Tenant	Leases	Square Feet	Square Feet	Revenue (2) (3)	Revenue	Lease Term (4)

United States of America (5)	66	2,583,040	14.9%	69,134	17.3%	6.0
Northrop Grumman Corporation (6)	15	1,135,594	6.6%	29,119	7.3%	6.9
Booz Allen Hamilton, Inc.	8	710,692	4.1%	20,968	5.2%	5.6
Computer Sciences Corporation (6)	4	454,645	2.6%	12,371	3.1%	2.0
L-3 Communications Holdings, Inc. (6)	5	267,354	1.5%	9,863	2.5%	4.8
Unisys Corporation (7)	5	760,145	4.4%	9,097	2.3%	4.3
General Dynamics Corporation (6)	10	293,329	1.7%	8,111	2.0%	1.1
Wells Fargo & Company (6)	6	215,760	1.2%	7,583	1.9%	8.8
Aerospace Corporation (6)	3	245,598	1.4%	7,569	1.9%	5.6
ITT Corporation (6)	9	290,312	1.7%	6,859	1.7%	5.3
AT&T Corporation (6)	8	306,988	1.8%	5,903	1.5%	4.0
Comcast Corporation (6)	11	306,123	1.8%	5,854	1.5%	4.3
Integral Systems, Inc. (6)	4	240,846	1.4%	5,675	1.4%	10.5
The Boeing Company (6)	4	143,480	0.8%	4,394	1.1%	4.2
Ciena Corporation	4	229,848	1.3%	4,346	1.1%	3.9
The Johns Hopkins Institutions (6)	4	128,827	0.7%	3,205	0.8%	7.3
BAE Systems PLC (6)	7	212,339	1.2%	3,201	0.8%	3.4
Science Applications International Corp. (6)	9	137,142	0.8%	3,127	0.8%	0.4
Merck & Co., Inc. (Unisys) (6) (7)	2	225,900	1.3%	2,722	0.7%	3.1
Magellan Health Services, Inc.	2	113,727	0.7%	2,681	0.7%	2.1

Subtotal Top 20 Office Tenants	186	9,001,689	52.0%	221,781	55.4%	5.4
All remaining tenants	777	8,302,030	48.0%	178,214	44.6%	3.7
Total/Weighted Average	963	17,303,719	100.0%	$399,995	100.0%	4.7

(1)	Table excludes owner occupied leasing activity which represents 155,433 square feet with a weighted average remaining lease term of 6.1 years as of June 30, 2009.
(2)	Total Annualized Rental Revenue is the monthly contractual base rent as of June 30, 2009, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.
(3)	Order of tenants is based on Annualized Rent.
(4)	The weighting of the lease term was computed using Total Rental Revenue.
(5)

Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(6)	Includes affiliated organizations or agencies.
(7)	Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet in our Greater Philadelphia region.